Exhibit 10.2

Lease Contract

Of Floor 18, Building C, Area A, SOHO

This contract is signed by and between the following parties in Chaoyang District, Beijing:

Party A: Li Yanping
ID No: 110108531229005
Residence: Building 18, Wanquanzhuang, Haidian District, Beijing
Telephone: (0351) 8216151; Mobile: 13903463888

Party B: Wei Yingkui
ID No: 410622197305016038
Residence: Rm. 1902, Building 2, Section 2, Hengfuzhong Street, Science Town,
Fengtai District, Beijing
Mobile: 13935133869

Party C: Beijing Sina Information Technology Co., Ltd
Residence: No. 1, Jia, Wanquanzhuang, Haidian District, Beijing
Telephone: 010 – 65665009; Mobile: 13701115637

Whereas:

(1)	Party A is in possession of the property right of six suites (including Suite 1801, 1802, 1804, 1805, 1806 and 1809) of Building C, Area A, SOHO, No. 88, Jianguo Street, Chaoyang District, Beijing, PR China;

(2)	Party B owns the property right of three suites (including Suite 1803, 1807 and 1808) of Building C, Area A, SOHO, No. 88, Jianguo Street, Chaoyang District, Beijing, PR China;

(3)	Party A and B (hereinafter jointly referred to as the “Lessor”) agree to lease their house property to Party C (hereinafter referred to as the “Lessee”), and the lessee agrees to lease the above said house property in accordance with the conditions and terms of this contract;

With this end in view, the following agreements are reached by parties with the principles of equality and mutual benefits via friendly negotiation:

1.	Lease of the Property

1.1	The lessor agrees to lease nine suites (Suite 1801 - 1809) of Building C, Area A, SOHO, No. 88, Jianguo Street, Chaoyang District, Beijing, PR China (hereinafter referred to as the “Leasehold”) with 1826.65 square meters of building area and 1307.33 square meters of usable floor space to the lessee for the purpose of office.

1.2	Refer to the Appendix 1: Ichnography of the Leasehold for the details of the leasehold.

2.	Term of Lease

2.1	This lease term for the said household shall be five years commencing 6 August 2003 and ending 5 August 2008. The lessee shall enjoy two months’ free rent of the said household prior to the lease term, that is, from 6 June 2003 to 5 August 2003; during which period, the lessee shall be exempt from the rent and the property management fees for the said leasehold.

2.2	The lessee may propose extension of the lease three months before the expiry of the contract. It is agreed by parties via negotiation that the lessee shall have the priority to relet the household under the equal conditions.

3.	Rental Charges and Payment

3.1	The monthly rental charge for the leasehold shall be 10.85 US dollars per square meter (floor area) and the total rent for five years’ lease of the leasehold shall be RMB Nine Million, Eight Hundred and Sixty-seven Thousand, Thirty-Five Yuan and Forty Nine Cents.

3.2	All parties agree that the lessee shall pay the total rent for the five years’ rent of the leasehold, RMB Nine Million, Eight Hundred and Sixty-seven Thousand, Thirty-Five Yuan and Forty Nine Cents (RMB 9,867,035.49 Yuan) in a single payment within three working days upon execution of this contract. Payment of fees shall be made by bank draft to the order of Party A. The lessee may be issued the specified invoice with the same amount with the rent for house lease by the local tax agencies of Beijing after paying the relevant taxes and fees for the lessor.

3.3	All parties agree that the payment of all the rent to Party A by the lessee shall be considered as that the lessee has made the payment of all rent to both party A and Party B and the lessee shall be independent of any debtor-creditor relationship between Party A and Party B, hence assuming no responsibilities at all for that.

3.4	During the lease term, the lessor shall have the right to deduct the same amount of money from the paid rent if any damages to the leasehold occurs or the lessee fails to pay the fees for usage of water, electricity, telephone and internet uncovered by the property management fees as stipulated by the contract and then the lessor has to pay the said fees for the lessee. The lessee shall compensate for the deducted amount in three working days, and the lessor shall provide the lessee with the relevant invoices for the payment of the fees.

4.	Undertaking of Taxes and Fees Payment

4.1	Both the lessor and the lessee shall pay taxes to the relevant tax agencies pursuant to the concerned laws, regulations, and the state policies. Except for those taxes and fees that must be paid by the lessee as required by the laws and regulations, all the other taxes and fees that are related to the leasehold (including but not limited to taxes on housing property, individual income, land use in cities and towns, sales, maintenance and construction of cities and additional tax on education) shall be paid by the lessor.

4.2	All parties agree that the lessee shall pay those taxes and fees (including but not limited to taxes on housing property, individual income, land use in cities and towns, sales, maintenance and construction of cities and additional tax on education) for the lessor and the lessor shall refund the said payment to the lessee no later than 20 November 2003. If the lessor fails to refund all or partial payment to the lessee before the expiry and as a result, the lessee pays any taxes and fees for the lessor, the lessee shall have the right to seek solutions through the following ways:

4.2.1	The taxes and fees that the lessee has paid for the lessor shall be considered as the rent and hence the lease term may be extended according to the rent for per square meter set by this contract; or

4.2.2	The lessor may be required to transfer the leasehold to the lessee as stipulated by Clause 11 of this contract; or

4.2.3	The lessor may be required to refund all the paid taxes and fees to the lessee through legal means.

4.3	Besides the stipulation of the previous article, should any party pays any other taxes and fees for the other side, the paying side shall provide the payment certificates to the other side as soon as possible and the other side shall then return the same amount with the payment to the paying party in seven day since the date receiving the payment certificates.

5.	Use of the Leasehold

5.1	The lessee shall have the right to use the leasehold in a reasonable manner set forth this contract. The lessor guarantees the rights of the lessee to use any public areas and equipments and facilities of the SOHO (hereinafter refereed to as the “Mansion”) covered by the property management fees, but the lessee shall comply with all applicable regulations for the use of the public equipments and facilities of the mansion formulated and issued by the property management company.

5.2	The lessor shall enjoy the right to sell the leasehold. However, any disposition of the leasehold by the lessor shall not influence any right that the lessee enjoys according to this contract to use the leasehold. Otherwise, the lessor shall be deemed to have breached this contract.

5.3	The lessor agrees that the lessee may share all or partial of the leasehold with its affiliated institutions, but the subject of the lease remains unchanged. The affiliated institutions include Beijing Sina Internet Information Service Co., Ltd, Beijing Sina Advertising Co., Ltd, Beijing Sina Internet Technology Service Co., Ltd, Beijing Xingchao Online Cultural Development Co., Ltd, Xingchao Online Internet Science & Technology (Beijing) Co., Ltd and any other institutions that the lessee has informed the lessor in the written form in advance.

5.4	All parties shall not set up any facilities that may influence the daylighting or range of vision of the leasehold, including but not limited to any scrolls, neon lamps, billboards, light boxes, lighting devices, accompaniments and etc. Should the developer of the mansion, the property management company or any other third parties conduct the aforesaid actions, the lessor shall assist the lessee to solve the relevant disputes.

5.5	The lessor agrees that the lessee may put up some fitment in a reasonable manner to the leasehold after obtaining approval from the property management company of the mansion and may change the wiring before the general power inputs, air conditioning equipments and fire fighting system (including spray heads) of the leasehold. But the lessee shall pay all the relevant fees.

5.6	With aforehand approval from the lessee, the lessor or its representatives may enter into the leasehold at the appropriate time with certain notice given. Except fire fighting or other emergencies, the said actions of the lessor shall not affect the normal operation of the lessee.

5.7	In three months prior to the expiry date of this contract, the lessor shall not take any potential lessees inside the leasehold for inspection unless being approved by the lessee. The lessee shall not refuse the said requirement without any reasons, but the lessor shall not influence the normal operation of the lessee when inspecting.

6.	Risks and Maintenance

6.1	During the lease term, the lessor shall be responsible for maintaining and fixing the main building structure, walls, drainage facilities, pipelines, wires and etc and for paying any costs resulted.

6.2	The lessor shall complete the draught reconstruction of each piece of glass of the leasehold up to the standard of the Floor 16, Building C of the mansion or other standards agreed by both sides in 20 days since the date when this contract becomes effective. The lessor shall pay the relevant expenses, while the lessee bears no responsibilities for that.

6.3	In case that the main building structure, walls and any equipments or facilities of the leasehold is damaged or any other bad results occur due to the lessee’s intended or involuntary conducts, the lessee shall be held liable for restoring the damaged parts or render reimbursement to the lessor. Any other damages of the leasehold or the equipments and facilities inside shall not make the lessee responsible.

6.4	The lessee shall not be liable for any damages, destroy or any other risks of the leasehold that are not caused by any intended or involuntary conduct of the lessee.

6.5	The lessor shall not be responsible for compensating any losses, damages or injuries of the lessee due to thefts, fires, explosions, malfunctions of steam, water and electrical pipelines, constructions of the SOHO and etc, except for those losses caused by itself to the lessee.

7.	Area of the Leasehold

7.1	The lessee shall make the payment of rent according the on-the-spot measured area conducted by the house administration of Beijing or other agencies that the government approves. If the figure measured out by Beijing house administration or other state approved agencies differs with that stated in the Clause 1 of this contract, the rent shall be re-calculated according to the actual measured area and then the specified amount of it shall be modified.

7.2	In case of any difference between the actual measured area and that provided by the lessor,

the lessor shall refund the part of rent for the deficiency to the lessee and the lessee shall pay for the excessive area to the lessor in five working days since the date when Beijing house administrations or other approved agencies complete the on-the-spot measurement.

8.	Property Management

8.1	Both sides agree that the total amount of the property management fees for the whole lease term is RMB One Million, Forty-nine Thousand, Twenty-four Yuan and Ninety-one Cents (RMB 1,049,024.91). The lessor shall not raise the amount of the said fees with any reasons (including but not limited to rise of the property management fees and etc) after this contract taking effective.

8.2	The lessee agrees to make the payment of the property management fees in full to the lessor first, who will then pay the fees to the property management company. The lessor shall furnish the payment invoice to the lessee in three days since the date when the lessee pays the said fees to the lessor. The payer filled on the invoice shall be the lessee.

8.3	The lessor guarantees that the property management company shall perform all its obligations in accordance with the relevant contract to serve the lessee, and is responsible for maintaining the repport with the property management company so as to ensure the lessee’s normal use of the leasehold during the lease term.

8.4	The lessee shall be liable for paying those fees for using water, power, telephone, Internet and etc that are not covered in the property management fees.

9.	Registration of the Lease

9.1	The lessor promises to, pursuant to the regulations on the real estate administration of the city, register the lease of the leasehold to the real estate administration for records. The lessor shall pay all the charges of the registration. Should the lessor break the said promise and any losses induced to the lessee, the lessor shall pay for the losses to the lessee.

10.	Sublease of the Leasehold

10.1	The lessor agrees that, during the lease term, the lessee shall have the power to sub-lease all or part of the leasehold to any third parties and that the lessor shall afford necessary assistance to the sublease. If the sublease cannot be completed due to lessor’s failure to provide necessary assistance, the lessor shall render indemnification to the lessee via refunding certain amount of rent accordingly or extending the lease term for free or any other means that both sides accept.

10.2	The lessee shall pay reasonable amount of travel expenses that the lessor spends in offering the said assistance (the total amount of each travel expense shall not be more than RMB Five Thousand Yuan).

11.	Transfer of the Leasehold

11.1	Whereas, the lessor has mortgaged the leasehold to Dongsanhuan Sub-branch, Beijing Branch, China Merchants Bank, Ganjiakou Sub-branch, Beijing Branch, Guangdong Development Bank, and the Business Department of Beijing City Commercial Bank Co., Ltd (hereinafter jointly referred to as the “Mortgage Banks”). All parties agree that, for the purpose of protecting the interests of the lessee, the lessee shall have the power to demand the lessor to transfer the ownership of the leasehold to the lessee if any of the following situations is induced:

11.1.1	The mortgage banks conduct any actions that may leave an effect on the normal use of the leasehold by the lessee due to the failure of Party A or Party B to repay capital with interest to any of the mortgage banks or its breach of the mortgage loan agreement with the mortgage banks or any other reasons;

11.1.2	The property management company takes action to the leasehold that may obstruct the normal use of it by the lessee due to the failure of the lessor to pay the property management fees to the property management company;

11.1.3	The lessor fails to pay those taxes and fees as its responsibilities to the lessee prior to 20 November 2003;

11.1.4	The lessor violates the contract so severely that that has hindered the normal use of the leasehold by the lessee; and in thirty days since the date when the lessor receives the notice of breach from the lessee, both side fail to figure out any solutions and the lessor fails to make any corrections.

11.2	In case that the lessee demands the lessor to transfer the leasehold based upon the previous article, the lessor shall alien the leasehold to the lessee and assist arranging all the aliening formalities such as title transfer and registration and etc. It is agreed by all parties that the transferring price for the leasehold shall be the lower one between the one it was purchased at and the market price when demanding of the transfer is proposed. The payment of the purchase shall be made via any of the following methods:

11.2.1	The lessee makes the repayment of the loan in lump sum to the mortgage banks, and then only pay the rest amount of the purchase fund after it is deducted the following sums:

11.2.1.1	The rest amount of the rent after it is deducted the part for the actually used period of the leasehold, the upper limit of which shall not exceed 40% of the total paid rent;

11.2.1.2	The rest amount of the property management fees after it is deducted the part for the actually used period of the leasehold, the upper limit of which shall not exceed 40% of the total paid property management fees; and

11.2.1.3	All the sums paid by the lessee to the mortgage banks.

11.2.2	The lessor shall pay all the capital with interest to the mortgage banks, and the lessee only needs to pay the rest amount of the purchase fund after it is deducted the following sums:

11.2.2.1	The rest amount of the rent after it is deducted the part for the actually used period of the leasehold, the upper limit of which shall not exceed 40% of the total paid rent;

11.2.2.2	The rest amount of the property management fees after it is deducted the part for the actually used period of the leasehold, the upper limit of which shall not exceed 40% of the total paid property management fees.

11.2.3	The lessor shall assist the lessee to transfer the mortgage in the mortgage banks, the payment of costs for which shall be settled via negotiation on the basis of the this contract by the lessor, the lessee and the mortgage banks.

11.3	The lessor shall do its best to prompt the mortgage banks to approve the said alienation of the leasehold.

12.	Retrocession of the Leasehold

12.1	The lessee shall retrocede the leasehold to the lessor when this contract expires or terminates due to other reasons. If the leasehold is not materially damaged (the costs for repairing such damages shall not exceed RMB Two Hundred Yuan), the lessor agrees that the lessee need not restore the leasehold to the original condition or make any changes to it.

12.2	Any objects remained in the leasehold shall be considered being abandoned by the lessee after this contract terminates, and the lessor may dispose them at will.

13.	Declaration, Commitment and Warranty

13.1	Each party makes the following declarations, commitments and warranties to other parties:

13.1.1	To be a company that is legally established and operated or natural person that possesses complete civil capacities;

13.1.2	To be qualified for the trade under this contract;

13.1.3	To have full capacities to sign this contract and confirm that its representative has been fully authorized to sign this contract;

13.1.4	To have full capacities to perform its obligations under this contract and confirm that its performing the said obligations dose not violate any legal documents that are binding to itself;

13.1.5	Not subject to any liquidating, dissolving or bankrupting procedures.

13.2	The lessor pledges that:

13.2.1	It enjoys the proprietorship of the leasehold by operation of law;

13.2.2	It will strictly perform the mortgage loan agreements signed with the mortgage banks;

13.2.3	Its security interests of the leasehold such as mortgage shall not affect the normal use of the leasehold for any reasons during the period of validity of this contract;

13.2.4	It has already been or is going to be issued with Certificate of Right to Use State-Owned Land, Title Deed, Registration Certificate of House Mortgage and etc and shall be in duty bound to display all the relevant documents and situations to the lessee;

13.2.5	The leasehold and the mansion meet the requirements of office use as well as the normal business operation of the lessee;

13.2.6	It will provide all necessary documents (including but not limited to its ID certificate, Title Deed, mortgage loan agreement, certificates of payment, certificates of tax payment and etc.) for the lessee, its newly built company or institute, or any companies or institutes that re-let the leasehold from the lessee for the convenience of registration, annual review and other procedures.

14.	Liabilities for Breaching the Contract

14.1	Any breach of any articles of the contract directly or indirectly or no commitment or commitment out of time insufficiently to the obligations of the contract shall constitute breach of the contract. The party that observes the contract (hereinafter referred to as “the Non-breaching Party”) shall have the right to request the breaching party by written notice to make corrections to its breaching actions and avoid the bad result with sufficient, effective and timely measures taken, and to compensate for the losses of the non-breaching party due to its breaching actions.

14.2	After any breaching occurs, the non-breaching party, if holding that the breaching has resulted in impossibility or unfairness for the non-breaching party to perform the relevant obligations under this contract with reasonable and objective discretion applied, shall have the power to discontinue its relevant obligations of this contract with written notice sent to the lessor until the breaching party stops its breach of the contact, take sufficient, effective and timely measures to avoid the bad results, and compensate for the losses of the non-breaching party due to its breaching actions.

14.3	The indemnification that the breaching party makes to the non-breaching party shall include any direct economic losses and other predictable indirect losses or excess expenses that occur to the non-breaching party due to violation of the contract by the breaching party, including but not limited to attorney fees, legal costs, arbitration fees, financial expenses, travel expenses and etc.

14.4	Party A and Party B agree that, if any party of them fails to perform any obligations of this contract due to any reasons, either shall take joint and several liabilities for the other side.

15.	Force Majesture

15.1	“Force Majesture” refers to those circumstances that all parties of the contract cannot control, foreseen or avoid even it is predictable, which hinders, affects or delays any party to perform all or part of its obligations under this contract, including but not limited to governmental acts, natural disasters, wars or any other incidents of the same nature.

15.2	The party that is confronted with any force majesture shall give notice of the circumstances to the other side via the fastest tool.

15.3	The suffering party may be relieved from undertaking its obligation of this contract until the impacts of the force majesture are eliminated without bearing any responsibilities. However, the suffering party shall provide legal certifications that are issued by the local notary office for the force majeure to other parties. If the party fails to provide the said certifications, the other parties shall have the rights to ask the suffering party to take the liabilities for breaching the agreement conforming the relevant regulations of this agreement.

15.4	Should any force majesture occurs, all parties shall do their best to diminish the negative influence of the circumstances. Any party that fails to perform the said obligation shall be held liable for any losses resulted.

15.5	In case that any force majesture continues to hinder any party to perform any obligation under this contract for a consecutive period of 20 days or an accumulative period of 30 days, all parties shall carry on friendly negotiation whether to continue this contract or not. If no unanimous solutions are reached, any party may rescind the contract in advance.

16.	Effectiveness, Modification, and Termination

16.1	This contract shall only become effective with all the following conditions being satisfied simultaneously:

16.1.1	Party A and Party B sign this contract and Party C signs and seal this contract;

16.1.2	The lessor provides the lessee with all the written documents issued by all the mortgage banks that allow the leasehold to be leased.

16.2	The lessee shall have the right to extend the lease term for free or terminate this contract unilaterally if any of the following situations is resulted:

16.2.1	The lessor severely breaches the contract so that the lessee cannot use the leasehold in the course of nature, and fails to make corrections to its breaching in 30 days since the date when receiving the breaching notice from the lessee, and both sides fails to seek any solution via negotiation;

16.2.2	The mansion and the leasehold cannot be normally used for a consecutive period of 20 days or an accumulative period of 30 days due to force majesture and/or other reasons not caused by the lessee (excluding damages made by the lessee directly or indirectly for its negligence or other acts).

16.3	The lessor may cancel the contract unilaterally if any of following situations occurs to the lessee:

16.3.1	The lessee severely breaches the contract, and fails to make corrections to its breaching in 30 days since the date when receiving the breaching notice from the lessor, and both sides fails to seek any solution via negotiation;

16.3.2	The lessee carry out illegal business operations against the laws and regulations;

16.3.3	The lessee applies the leasehold for other purposes without authorization.

16.4	If this contract is terminated in advance for any reasons except those of the lessee, the lessor shall refund part of the rent for the unoccupied period of the leasehold.

16.5	If this contract is terminated in advance for the reasons caused by the lessee, the lessor may deduct the rent for the occupied period (the lease price for the time being shall be calculated on the basis of 22 US dollars for the first month of the first year, and 2 US dollars are increased by months) as well as the penalty for breaching the contract from the total paid rent, and then pay the rest to the lessee. The lessee shall make up for any balance in three working days if the total paid rent is insufficient

16.6	The early termination of this contract shall not affect any rights and obligations that have been bound to any side according to this contract before the date of termination.

17.	Service of Notices

17.1	Any notice required to be given hereunder shall be delivered by express mail service, and shall be deemed given on the day that the third day after the notice is sent out. Before sending out mails, the sending party shall notify the other party of the mails via telephone, mobile or other means.

17.2	All notices shall be delivered to the following receivers and addresses unless they are modified with written notice given by one party to the other party:
Contact of Party A and Party B is as follows:
Receiver: Li Yingfang
Add: Rm. 1902, Building 2, Section 2, Hengfuzhong Street, Science Town,
Fengtai District, Beijing
Post Code: 100070
Contact of Party C:
Receiver: Legal Department, SINA
Add: Floor 16, Building C, Area A, SOHO, No. 88, Jianguo Street,
Chaoyang District, Beijing
Post code: 100022

18.	Settlement of Disputes

18.1	All parties shall seek settlement for any disputes over explanations and performance of terms of this contract through consultation with goodwill, which if fails, all parties shall propose the disputes to the People’s Court of Chaoyang District, Beijing for settlement.

18.2	Laws and regulations of PRC shall be applied for the conclusion, effectiveness, explanations, performances and settlement of disputes concerning this agreement.

19.	Special Provisions

19.1	Besides the leasehold stated in Article 1.1 of this contract, the lessor is planning to purchase another suite (the draft No. is 1810) of Floor 18, Building C, Area A, SOHO, No. 88, Jianguo Street, Chaoyang District, Beijing, PR China, which presently are not available for lease. All parties agree the lessor shall lease the said suite to the lessee when it becomes available for lease. The lease area shall be the actually measured area and the lease term shall be from the actual lease date to 5 August 2003. The terms concerning the rent and other relevant terms shall be applicable to the lease of the suite.

19.2	The lessor agrees to assist the lessee to settle the problem of using the public passages of the leasehold.

20.	Miscellaneous

20.1	This contract is made into three copies, one for each party, all with equally authentic.

20.2	All parties may make modifications and supplements to this contract in written form. All the modified agreement and supplement are parts of this contract, with the same legal binding force as this contract.

20.3	This contract shall be all the agreements concerning the house lease among all parties and take the place of all oral and written agreements, entente and reports concerning the house lease beforehand. No other evident or implied obligations or commitments exist among all parties except for those stipulated by this contract.

20.4	The appendixes of this contract are sine qua non of this contract, with the same legal binding force as this contract.

Party A: Li Yanping	Party B: Wei Yingkui

Signature: /s/ Li Yanping	Signature: /s/ Wei Yingkui
Date: June 6, 2003	Date: June 6, 2003

Party C: Beijing Sina Information Technology Co., Ltd

Authorized Representative: /s/ Charles Chao
Date: June 6, 2003

Supplements to Lease Contract

Of Floor 18, Building C, Area A, SOHO

This contract is signed by and between the following parties in Chaoyang District, Beijing:

Party A: Li Yanping
ID No: 110108531229005
Residence: Building 18, Wanquanzhuang, Haidian District, Beijing
Telephone: (0351) 8216151; Mobile: 13903463888

Party B: Wei Yingkui
ID No: 410622197305016038
Residence: Rm. 1902, Building 2, Section 2, Hengfuzhong Street, Science Town,
Fengtai District, Beijing
Mobile: 13935133869

Party C: Beijing Sina Information Technology Co., Ltd
Residence: No. 1, Jia, Wanquanzhuang, Haidian District, Beijing
Telephone: 010 – 65665009; Mobile: 13701115637

Whereas, the above parties signed the Lease Contract of Floor 18, Building C, Area A, SOHO on June 6, 2003. All parties agree through friendly consultation to make relevant adjustments to the terms concerning the invoice in the said contract, herein signing this supplementary agreement with details as follows:

21.	Invoice for the House Lease

21.1	In case that the lessee cannot acquire the invoice for house lease issued by tax agencies of Beijing before 20 November 2003 for some reason out of control of the lessee, the lessor shall authorize the licensed house leasing company to arrange the lease to the lessee. In that case, the total amount of the rent and the property management fees shall be decreased to RMB Ten Million, Four Hundred and Sixty-One Thousand, Two Hundred and Twenty-Four Yuan and Fifty-five Cents (RMB 10,461,224.55 Yuan) and other terms of the Lease Contract of Floor 18, Building C, Area A, SOHO still apply. The lessor pledges that the house leasing company shall offer the invoice of the house lease service industry to the lessee before 30 November 2003. The lessor shall arrange all the relevant transactions and ensure the validity of the lease and the invoice, any expenses of which shall be paid by the lessor.

21.2	If any failure of the lessor to perform obligations of the previous term results in problems in settling financial issues for the lessee, the lessee shall have the power to demand the lessor to pay the relevant taxes or fees or to take other legal measures so as to solve the concerning problems. All the taxes and fees resulted herein shall be paid by the lessor.

22.	Miscellaneous

22.1	Unless indicated clearly by this supplement, all the relevant terminologies of this supplement shall have the same definitions as those in the Lease Contract of Floor 18, Building C, Area A, SOHO.

22.2	This supplement agreement serves as complementation to the Lease Contract of Floor 18, Building C, Area A, SOHO and enjoys the same legal binding force. In case of any conflicts between this supplement and the Lease Contract of Floor 18, Building C, Area A, SOHO, this supplementary agreement shall prevail.

22.3	This supplementary agreement shall take effects when the following conditions are both satisfied simultaneously:

22.3.1	Party A and Party B sign this supplementary agreement, and Party C signs and seals;

22.3.2	Lease Contract of Floor 18, Building C, Area A, SOHO becomes effective.

Party A: Li Yanping	Party B: Wei Yingkui

Signature: /s/ Li Yanping	Signature: /s/ Wei Yingkui

Date: June 6, 2003	Date: June 6, 2003

Party C: Beijing Sina Information Technology Co., Ltd

Authorized Representative: /s/ Charles Chao

Date: June 6, 2003

Supplements (No.2) to Lease Contract
Of Floor 18, Building C, Area A, SOHO

This contract is signed by and between the following parties in Chaoyang District, Beijing:

Party A: Li Yanping
ID No: 110108531229005
Residence: Building 18, Wanquanzhuang, Haidian District, Beijing
Telephone: (0351) 8216151; Mobile: 13903463888

Party B: Beijing Sina Information Technology Co., Ltd
Legal Representative: Cao Guowei
Residence: No. 1, Jia, Wanquanzhuang, Haidian District, Beijing
Telephone: 010 – 65665009; Mobile: 13701115637

Whereas:

Both parties signed the Lease Contract of Floor 18, Building C, Area A, SOHO on June 6, 2003; As stipulated in the article 19.1 of the said lease contract, Party A has now owned the proprietary of Suite 1810, Floor 18, Building C, Area A, SOHO, No. 88, Jianguo Street, Chaoyang District, Beijing, PR China (hereinafter referred to as the “Suite 1810”), that is, the said suite has become available for lease, Party A herein agrees to lease the said suite to the lessee;

The following supplementary agreements concerning the lease of the Suite 1810 are reached by both parties in accordance with the principles of equality and mutual interests via friendly negotiation:

23.	Lease of the Leasehold and the Term

23.1	Party A, the property owner, agrees to lease the office suite, Suite 1810, Floor 18, Building C, Area A, SOHO, No. 88, Jianguo Street, Chaoyang District, Beijing, PR China, with 88.22 square meters of building area and 63.14 square meters of building area inside the suite (hereinafter referred to as the “Suite 1810”) to Party B for office use.

23.2	The lease term shall be from 21 July 2003 to 5 August 2008, and Party B shall be exempt from paying the rent for the period from 21 July 2003 to 6 August 2003.

24.	Rental Charges and Payment

24.1	The lease price for the Suite 1810 shall be 12 US dollars per square meters (building area) per month (the property management fees included), and the total rent for the whole lease term shall be 63,518.40 US dollars, that is, RMB Five Hundred and Twenty-seven Thousand, Two Hundred and Two Yuan and Seventy-two Cents.

24.2	Date of Payment: In 3 working days since the date when this contract takes effect, Party B shall make a single payment of RMB Five Hundred Thousand Yuan to Party A first. The rest amount of the rent shall be paid until Party A provide Party B with all the notarized materials as stipulated in Article 2.3 of this contract.

24.3	Party A shall provide Party B with the following notarized documents as soon as possible:

(a)	Notarized certificate that certifies the photocopy of Party A’s ID card is conformity with its original;

(b)	Notarized certificate that certifies the photocopy of bank document from the mortgage banks that agrees with the lease of the Suites 1801 – 1809, Building C, Area A, SOHO, No. 88, Jianguo Street, Chaoyang District, Beijing is in conformity with its original;

(c)	Notarized certificate that certifies the photocopies of the invoices for the purchase of the Suites 1801 – 1809, Building C, Area A, SOHO, No. 88, Jianguo Street, Chaoyang District, Beijing are in conformity with the originals.

24.4	Both parties agree that Party B shall pay all the taxes and fees for Party A and then Party A shall refund the said payment of the taxes and fees to Party B before 20 November 2003. If Party A fails to refund all or part of the said taxes and fees to Party B and that results in Party B’s paying any taxes and fees for Party A, Party B shall have the power to take actions according the Article 4.2 of the Lease Contract of Floor 18, Building C, Area A, SOHO.

25.	Property Management

25.1	The property management fees for the Suite 1810 for the lease term are included in the rent. Party B shall not be required to pay any property management fees to Party A and Party A shall pay the said fees to the property management company.

25.2	Party A guarantees that all the equipments and facilities inside the Suite 1810 such as air conditioners and fire fighting facilities are complete and in good condition, suitable for office use.

26.	Special Provisions

26.1	If Party B cannot use the Suite 1810 due to Party A’s failure to pay for the purchase of the Suite 1810 or any other causes, Party B shall have the right to take any of following solutions:

(a)	Party A refunds all the payment Party B has made; or

(b)	All the payment Party B has made to party A is used as the rent for the Suite 1801 – 1809, Floor 18, Building C, Area A, SOHO, No. 88, Jianguo Street, Chaoyang District, Beijing, PR China, and the lease term for the said suite is extended for the said payment at the price of that as stipulated in the Lease Contract of Floor 18, Building C, Area A, SOHO.

27.	Miscellaneous

27.1	In addition to the stipulations above, all the other issues concerning the lease of the Suite 1810 shall be governed by the relevant terms and conditions of the Lease Contract of Floor 18, Building C, Area A, SOHO.

27.2	Unless indicated clearly by this supplement, all the relevant terminologies of this supplement shall have the same definitions as those in the Lease Contract of Floor 18, Building C, Area A, SOHO.

27.3	This supplementary agreement serves as complementation to the Lease Contract of Floor

18, Building C, Area A, SOHO and enjoys the same legal binding force. In case of any conflicts between this supplement and the Lease Contract of Floor 18, Building C, Area A, SOHO, this supplementary agreement shall prevail.

27.4	This supplementary agreement shall take effect since the date when it is signed and sealed by both parties.

Party A: Li Yanping

Signature: /s/ Li Yanping
Date: July 21, 2003

Party B: Beijing Sina Information Technology Co., Ltd

Authorized Representative: /s/ Charles Chao
Date: July 23, 2003